EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






Nexland, Inc.
1101 Brickell Avenue
North Tower, 2nd Floor
Miami, Florida  33131

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 26, 2001, relating to the consolidated financial statements of Nexland, Inc. and Subsidiary, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





BDO Seidman, LLP
Miami, Florida
August 7, 2001




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